Exhibit 1 - Securities Purchase Agreement

                         SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT, dated as of April 11, 2001, between INTEL CORPORATION, a Delaware corporation ("Seller") and HONG KONG JADE BIRD SCIENCE AND TECHNOLOGY LIMITED, a Hong Kong corporation (the "Purchaser").

1. Sale of Stock. Subject to the terms and conditions contained herein, on the Settlement Date (as defined below), Seller hereby agrees to sell and deliver to Purchaser and Purchaser hereby agrees to purchase from Seller 3,073,750 shares of Common Stock (the "Common Shares") of Sohu.com, Inc., a Delaware Corporation (the "Company"), at a price equal to US$1.18 per share of the Company's Common Stock (the "Purchase Price").

2. Settlement. Subject to satisfaction of the conditions of settlement specified in Section 3 of this Agreement, Settlement of the sale and purchase under Section 1 of this Agreement (the "Settlement") shall take place on April [ ], 2001 at 5:00 p.m. in Hong Kong, or on such other date, time or place as Purchaser and Seller may mutually agree (the "Settlement Date"). On the Settlement Date, Seller shall cause to be delivered to Purchaser a certificate or certificates for the Common Shares or shall deliver appropriate instructions for book entry transfer, against delivery by the Purchaser to Seller of the Purchase Price. The Purchase Price shall be paid by wire transfer of immediately available funds to such account or accounts as the Seller shall designate in writing.

3. Conditions of Settlement . The obligation of Purchaser to purchase and pay for the Common Shares, and the obligation of Seller to sell and deliver the Common Shares, is subject to satisfaction of each of the following conditions:
(a) all representations and covenants of Seller and Purchaser contained in Sections 4 and 5 shall be true and correct in all respects on and as of the Settlement Date, with the same force and effect as though such representations and covenants had been made on and as of the Settlement Date; and (b) Purchaser and Seller shall have delivered the representation letters attached hereto as Exhibit A and Exhibit B, respectively, to such transfer agent and the Company.

4. Representations and Covenants of Seller. Seller represents, warrants and agrees that:

    a) Seller beneficially owns and has the unrestricted right (other than as such right may be restricted by laws of general application, including the Securities Act of 1933, as amended (the "Act") and the Sohu.com Inc. Second Amended and Restated Stockholders' Voting Agreement, as amended ("Voting Agreement")) to transfer the Common Shares, free and clear of all liens, claims, charges and other encumbrances.

    b) Seller has full right, power and authority to enter into this Agreement and to transfer the Common Shares in accordance with the terms of this Agreement and this Agreement constitutes a legal, valid and binding obligation of Seller.

    c) Seller's execution, delivery and performance of the Agreement do not violate or conflict with any law applicable to it, any agreement or instrument to which it is a party, any order or judgment of any court or other agency of government applicable to it or any of its assets, or any contractual restriction binding on or affecting it or any of its assets.

5. Representations and Covenants of Purchaser. Purchaser represents, warrants and agrees that:

    a) Purchaser is acquiring the Common Shares to be acquired by it hereunder for its own account and will resell such Common Shares only in transactions which would be permissible under the securities laws of the United States of America or any state thereof.

    b) Purchaser is an "accredited investor" as such term is defined in Regulation 230.501(a) under the Act.

    c) Purchaser is aware that, until the Company is reasonably satisfied in accordance with industry practice that such legend is not required, a legend similar to the following may appear on the certificates representing the Common Shares: "These securities have not been registered under the Securities Act of 1933 and may be re-offered and sold only if so registered or if any exemption from registration is available."

    d) Purchaser has full right, power and authority to enter into this Agreement, and to purchase the Common Shares from Seller on the terms described herein, and this Agreement constitutes a legal, valid and binding obligation of Purchaser.

    e) Purchaser acknowledges and represents that it has made its own investigation into the merits and risks of entering into the transaction contemplated by this agreement and that it has the capacity and financial experience to evaluate the same. Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Common Shares and has had an opportunity to secure all such information as it deems necessary regarding the business, properties, prospects and financial condition of the Company.

    f) The Purchaser understands that the Common Shares have not been registered under the Act, nor qualified under any state securities laws, and that they are being offered and sold pursuant to an exemption from such registration and qualification based in part upon the representations of the Purchaser contained herein. The Purchaser understands that the Common Shares being purchased hereunder are restricted securities within the meaning of Rule 144 under the Act; that the Common Shares are not registered and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.

6. Law Governing. This Agreement shall be governed by and constructed in accordance with the laws of the State of Delaware without reference to choice of law doctrine.

7. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors, and assigns of the parties hereto.

8. Registration Rights and Voting Agreement. Seller is transferring its rights to Purchaser pursuant to Section 4(1)b of the Sohu.com Inc. Third Amended and Restated Investors Rights Agreement dated February 1, 2000 (the "Investors Rights Agreement") subject to all the terms and conditions contained in the Investors Rights Agreement, as amended. The Purchaser acknowledges that it will be subject to the terms and conditions contained in the Voting Agreement.

9. Miscellaneous. This Agreement may be executed concurrently in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each counterpart may be delivered by facsimile transmission, which transmission shall be deemed delivery of an originally executed document. The headings of the Sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all the previous agreements, promise or representations, whether written or oral, between the parties.

10. Fees and Expenses. Each of the Purchaser and Seller agrees to pay its own expenses and disbursements incident to the performance of its obligations hereunder.

11. Amendment and Waiver. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SELLER: INTEL CORPORATION

By:      ____________________________________
Name:
Title:

PURCHASER: HONG KONG JADE BIRD SCIENCE AND TECHNOLOGY LIMITED


By:      _____________________________________
Name:
Title:



 [SECURITIES PURCHASE AGREEMENT BETWEEN INTEL CORPORATION AND HONG KONG JADE
                     BIRD SCIENCE AND TECHNOLOGY LIMITED]

                                   EXHIBIT A
                   FORM OF PURCHASER'S REPRESENTATION LETTER

April 11, 2001



INTEL CORPORATION
2200 Mission College Boulevard
Santa Clara, CA  95052

In connection with the purchase by the undersigned of 3,073,750 shares of Common Stock (the "Common Shares") of Sohu.com, Inc., a Delaware Corporation (the "Company"), at a price US$1.18 per share of the Company's Common Stock (the "Purchase Price"), the undersigned, being a duly authorized officer of Hong Kong Jade Bird Science and Technology Limited, a Hong Kong Company (the "Purchaser"), hereby represents to you that:

1. Purchaser is acquiring the Common Shares to be acquired by it hereunder for its own account and will resell such Common Shares only in transactions which would be permissible under the securities laws of the United States of America or any state thereof.

2. Purchaser is an "accredited investor" as such term is defined in Regulation 230.501(a) under the Securities Act of 1933, as amended (the "Act").

3. Purchaser acknowledges that the Common Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any state, and, as a result thereof, the Common Shares are "restricted securities" as defined in Rule 144 under the Securities Act and are subject to substantial restrictions on transfer, and that the Common Shares and certificates evidencing the same will bear a legend reflecting such restrictions.

4. Purchaser understands that the Common Shares are being offered and sold by Seller in reliance on exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the applicability of such exemptions.

Counsel to the Company is entitled to rely on this letter in connection with rendering its opinion letter to the Company or the transfer agent for the common stock of the Company in connection with the sale of the Common Shares by Seller to Purchaser.

Very truly yours,

HONG KONG JADE BIRD SCIENCE AND TECHNOLOGY LIMITED

By:_________________________

Title:_______________________

                                   EXHIBIT B
                    FORM OF SELLER'S REPRESENTATION LETTER

April 11, 2001



HONG KONG JADE BIRD SCIENCE AND TECHNOLOGY LIMITED
Unit 02, 7th Floor, Asia Pacific Center, 8 Wyndham Street, Hong Kong

In connection with the sale by the undersigned of up to 3,073,750 shares of Common Stock (the "Common Shares") of Sohu.com, Inc., a Delaware Corporation (the "Company"), at a price US$1.18 per share of the Company's Common Stock (the "Purchase Price"), the undersigned, being a duly authorized officer of Intel Corporation, a Delaware corporation (the "Seller"), hereby represents to you that:

1.       Seller acquired 77,325 shares of Preferred B-1 Convertible
         Stock from the Company (traunch I) on March 12, 1998 and paid for such shares on March 12, 1998; and 77,325 shares of Preferred B-1 Convertible Stock on August 30, 1998, and paid for such shares on August 30, 1998 (traunch II). The Preferred Shares were acquired in a private placement transaction pursuant to Regulation 230.506 promulgated under the Securities Act of 1933, as amended (the "Act").

2. Upon the completion of the initial public offering of the Company on or about July 12, 2000, the Preferred Shares were automatically converted into 3,350,750 shares of Common Stock of the Company, adjusted for stock splits. Seller did not pay any additional consideration for the shares of Common Stock received upon such conversion. The Common Shares which Seller is selling to Purchaser are part of this block of shares.

Counsel to the Company is entitled to rely on this letter in connection with rendering its opinion letter to the Company or the transfer agent for the common stock of the Company in connection with the sale of the Common Shares by Seller to Purchaser.

Very truly yours,

INTEL CORPORATION

By:_________________________

Title:_______________________